UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on November 20, 2016, Headwaters Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boral Limited (“Boral”) and Enterprise Merger Sub, Inc., a wholly-owned subsidiary of Boral (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Boral.

Also as previously reported, on January 5, 2017, in consultation with the Company, Boral voluntarily withdrew its Premerger Notification and Report Form (the “HSR Filing”), effective at 5:00 pm ET on January 6, 2017, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the Merger.  Boral re-filed the HSR Filing on January 10, 2017 and, as a result, the waiting period under the HSR Act with respect to the transactions contemplated by the Merger Agreement was scheduled to expire at 11:59 pm ET on February 9, 2017, unless such period was terminated earlier or extended.

On February 9, 2017, each of the Company and Boral received a Request for Additional Information and Documentary Materials, commonly referred to as a “second request,” from the U.S. Federal Trade Commission (the “FTC”). The FTC’s second request has the effect of extending the waiting period under the HSR Act until 30 days after the parties substantially comply with the request, unless the waiting period is extended voluntarily by the parties or terminated earlier by the FTC. The Company and Boral intend to continue to cooperate fully with the FTC in connection with its review.

In addition to the expiration or termination of the applicable waiting period under the HSR Act, completion of the transaction remains subject to the satisfaction or waiver of other customary closing conditions as set forth in the Merger Agreement. The parties continue to expect that the transaction will be completed in mid-calendar year 2017.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the transaction, including the obtaining of required regulatory approvals or clearances, may not be satisfied; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction; (7) the ability to recognize benefits of the transaction; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) other risks to consummation of the transaction, including the risk that the Merger will not be consummated within the expected time period or at all; (10) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC; and (11) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 9, 2017

HEADWATERS INCORPORATED
(Registrant)

		By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)